Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2007 by and between Acxiom Corporation, a Delaware corporation (the “Company”), and the undersigned stockholder (“Stockholder”) in the Company. Certain capitalized terms used in this Agreement are defined in Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the respective meanings given to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Stockholder is the holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Axio Holdings LLC, a Delaware limited liability company (“Newco”), and Axio Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and all of the outstanding Company Common Stock will be cancelled and converted into the right to receive the merger consideration set forth therein, all upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Stockholder has agreed to execute and deliver this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Agreement to Vote Subject Securities. From the period commencing with the execution and delivery of this Agreement and continuing until the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote or cause to be voted the Subject Securities:

(a)          unless the Company Board has recommended (and continues to recommend) that the holders of Company Common Stock vote in favor of a Superior Proposal or the Company Board or the Special Committee has effected a Recommendation Change, in favor of the adoption and approval of (i) the Merger Agreement, (ii) the Merger, and (iii) any other transaction or matter contemplated by the Merger Agreement or that would reasonably be expected to facilitate the Merger that is submitted for a vote of the stockholders of the Company;

(b)          in the event that the Company receives a Superior Proposal prior to obtaining the Requisite Stockholder Approval in connection with the Merger Agreement and the Merger, in favor of such Superior Proposal if recommended to the holders of the Company Common Stock by action of the Company Board, the Special Committee or any other duly constituted committee of the Company Board (“Board Action”) and, as recommended by Board Action, any other matter with respect to such Superior Proposal that is submitted for a vote of the stockholders of the Company; and

(c)          unless the Company Board has recommended (and continues to recommend) that the holders of Company Common Stock vote in favor of a Superior Proposal or the Company Board or the Special Committee has effected a Recommendation Change, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

2.	Agreement to Retain Subject Securities.

(a)          Restriction on Transfer. From the period commencing with the execution and delivery of this Agreement and continuing until the earlier of (i) December 28, 2007, or (ii) the Termination Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

(b)          Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, Stockholder shall ensure that, without the Company’s prior written consent, (i) none of the Subject Securities is deposited into a voting trust, and (ii) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

3.            Representations, Warranties and Covenants of the Stockholders. Stockholder hereby represents and warrants to the Company as follows:

(a)          Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by Stockholder of this Agreement have been obtained, and Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitute valid and binding agreements of Stockholder, each enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)          No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law that is applicable to the Subject Securities held by Stockholder, or (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Securities is or may be bound.

(c)          Title to Securities. As of the date of this Agreement, (i) Stockholder holds of record (free and clear of any encumbrances or restrictions of any kind) the number of outstanding shares of Company Common Stock set forth under the headings “Shares Held of Record” on the signature page hereof, with the full power to vote or direct the voting of such shares, (ii) Stockholder Owns the number of outstanding shares of Company Common Stock set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof, with the full power to vote or direct the voting of such securities, and (iii) Stockholder and its Affiliates do not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

(d)          Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder, the performance by Stockholder of its obligations under this Agreement and the compliance by Stockholder with the terms hereof.

4.	Additional Covenants of the Stockholder.

(a)          Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)          Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable Law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Subject Securities.

5.            Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a)          “Company Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Plan.

(b)          Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(c)          “Subject Securities” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) that are Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement and continuing until the Termination Date.

(d)          “Termination Date” shall mean the earliest to occur of the date upon which (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the transaction contemplated by a Superior Proposal is consummated, (iii) the Merger Agreement is validly terminated in accordance with its terms, provided, however, that no Acquisition Proposal which either constitutes, or could reasonably be expected to lead to, a Superior Proposal is then outstanding, or (iv) December 28, 2007.

(e)          A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company, (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company, or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

6.	Miscellaneous.

(a)          Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void and of no force or effect whatsoever. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and its respective successors and assigns, and shall inure to the benefit of the Company and its successors and assigns.

(b)          No Third Party Beneficiaries. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

(c)          Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring any such cost or expense, whether or not the Merger is consummated.

(d)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder of any covenant or obligation of Stockholder set forth in this Agreement, the Company shall be entitled to an injunction or injunctions to prevent or restrain any breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened of, or to enforce compliance with, the covenants and obligations of Stockholder under this Agreement, in addition to any other remedy that may be available at law or in equity.

(e)          Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

if to the Company:

Acxiom Corporation

1 Information Way

Little Rock, Arkansas 72203

Attention: Jerry Jones, Business Development/Legal Leader

Telecopy No.:(501) 342-3913

with a copy (which copy shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas

40th Floor

New York, New York 10019-6022

Attention: Selim Day

Telecopy No.: (212) 999-5899

and:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Street

Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Michael S. Ringler

Telecopy No.: (415) 947-2099

if to Stockholder:

ValueAct Capital Master Fund, L.P.

435 Pacific Avenue

San Francisco, CA 94133

Attention: Allison Bennington

Telecopy No.: (415) 362-5727

with a copy to (which copy shall not constitute notice) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: Christopher G. Karras

Lisa C.S. Burnett

Telecopy No.: (215) 994-2222

(g)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h)          Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(i)           WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(j)           Counterparts. This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(k)          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

(l)           Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(m)         Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

ACXIOM CORPORATION

By:	/s/ Charles D. Morgan

Name: Charles D. Morgan

Title: Company Leader

STOCKHOLDER:

VALUEACT CAPITAL MASTER FUND, L.P.

BY: VA PARTNERS, L.L.C., its General Partner

By:	/s/ Jeffrey W. Ubben

Name: Jeffrey W. Ubben

Title: Managing Member

Shares of Company Common Stock Held of Record	Additional Securities Beneficially Owned
4,356	10,325,355

[VOTING AGREEMENT]